Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

In connection with the Quarterly Report of Maxar Technologies Inc., a Delaware corporation (“Company”), on Form 10-Q for the quarter ended March  31, 2020, as filed with the U.S. Securities and Exchange Commission (“Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Maxar Technologies Inc.

/s/ Biggs C. Porter

Biggs C. Porter

Executive Vice President and Chief Financial Officer

Date: May 11, 2020